Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. PRE-ANNOUNCES FOURTH QUARTER 2016 PRO FORMA AFFO RUN RATE, HIGHLIGHTS 2016 ACCOMPLISHMENTS AND SETS FOURTH QUARTER 2016 EARNINGS RELEASE DATE

Coverage of $0.21 common dividend with AFFO, on a pro forma basis, achieved for the first time in the company’s history.

•	Unaudited fourth quarter 2016 pro forma AFFO per share run rate of $0.21 on an annualized basis, in line with management's guidance range of $0.21 and the company’s common dividend

•
Completed the acquisition of twenty-three grocery-anchored shopping centers in 2016 for total aggregate purchase price of $186 million inclusive of nine properties totaling $115 million acquired in the fourth quarter of 2016

•	Added 12th state, Pennsylvania, to the portfolio

•	Added five new grocers to tenant roster in 2016

Virginia Beach, VA –January 30, 2017 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported that the Company is covering its common dividend of $0.21 on an annualized basis with AFFO as of the close of the Rivergate acquisition completed on December 21, 2016. The Company will issue its financial results for the 2016 fourth quarter ended December 31, 2016 on Monday, February 27, 2017, after close of market.

The Company will discuss these results in a conference call the following morning (Tuesday, February 28, 2017) at 10:00 AM ET.

The dial-in numbers are:
Live Participant Dial-In (Toll-Free):  877-407-3101
Live Participant Dial-In (International):  201-493-6789
The conference call will also be webcast. To listen to the call, please go to the Investor Relations section of Wheeler’s website at www.whlr.us, or click on the following link: http://whlr.equisolvewebcast.com/q4-2016.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “2016 was a record year for Wheeler on multiple fronts. We were able to execute and deliver on specific strategic goals we set for our Company to benefit our shareholders. Management was faced with a number of very tough decisions, but our team persevered and we feel strongly that we delivered. Covering our common dividend of $0.21 on a run-rate basis remained our core focus throughout the year. Internally, we had a plan to achieve that goal which we communicated during our third quarter 2016 earnings conference call. I am extremely pleased to report that on a run-rate pro forma basis we are now achieving dividend coverage with AFFO for the first time in our history. Not only did we double our AFFO run-rate over the course of 2016, but due to the streamlining of personnel and creating internal efficiencies in property operations, we also dramatically reduced our overhead costs as a percentage of revenue to a level that is now in line with our peers. I want to be clear that our efforts to achieve scale did not affect our property operations. We reported increased rent spreads and occupancy levels quarter over quarter, and we believe our assets will continue to exhibit upside potential throughout 2017.”
“We grew smartly in 2016, lowering our cost of capital via the issuance of both our Series B and Series D Preferred Stock and diversifying our geographical reach and tenant roster through strategic acquisitions. Our tenant base now includes new anchors, Publix, Farm Fresh, Harris Teeter, Lowes Foods and Ingles Food Market, and we acquired our first Pennsylvania asset, now owning properties in twelve states. This was our largest year to date for acquisitions. We acquired twenty-three grocery anchored shopping centers at an average 8.3% cap rate for an aggregate total purchase price of $186 million. Now, with sixty-five income producing properties in our portfolio, we lease and manage 4.9 million rentable square feet and own approximately seventy-one acres of raw land, one office building and one redevelopment property. I am extremely proud of our team at Wheeler and we look forward to sharing our full financial results and updated guidance with our shareholders next month.”

Forward-Looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements.  The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) anticipated financial performance in 2017 are forward- looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:

Wheeler Real Estate Investment Trust, Inc.
Wilkes Graham
Chief Financial Officer
(757) 627-9088
Wilkes@whlr.us

Laura Nguyen
Director of Investor Relations
(757) 627-9088
Laura@whlr.us